Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS, INC ANNOUNCES PARTICIPATION IN UPCOMING INVESTOR EVENTS

COMPANY UPDATES FIRST QUARTER SALES GUIDANCE

Columbus, Ohio – April 23, 2009 – Big Lots, Inc. (NYSE: BIG) announced today that it is participating in two separate investor events next week.  On Monday, April 27, several members of executive management will be participating in the annual JP Morgan “Day with the Dollar Stores” by hosting a store walk at our Matthews, North Carolina location.  On Tuesday, April 28, Steve Fishman, Chairman and Chief Executive Officer, is scheduled to give a presentation at the Barclays Capital 2009 Retail and Restaurant Conference being held at the Grand Hyatt in New York City.  Mr. Fishman’s presentation will be broadcast live beginning at approximately 8:45 a.m. Eastern Time.  This live audio webcast will be available through www.biglots.com in the Investor Relations section of the website.  If you are unable to join the live webcast, an archive of the presentation will be available through www.biglots.com and will remain available through midnight on Wednesday, May 6, 2009.

In anticipation of these two events, we also today updated our sales expectations for the first fiscal quarter ending May 2, 2009.  Based on sales results quarter to date and our forecast for the remaining 10 days of the quarter, we now expect comparable store sales to be near the better end of our previously communicated guidance which called for a decrease in comparable store sales in the range of 1% to 3% against a 3.4% comp increase last year.

From a merchandising perspective, the best performing categories during the first quarter have been consumables, furniture, and hardlines, with particular success in the electronics classification.  Sales in our toys classification are also above last year and we are encouraged by results to date in our home category where sales trends have improved, albeit still remain below last year levels.  After a slow start to the first quarter in the month of February, sales performance of seasonal merchandise, particularly the lawn and garden and summer departments, accelerated and was above last year in March and to date in April.

Big Lots is the nation’s largest broadline closeout retailer.  Currently, we operate 1,345 BIG LOTS stores in 47 states.  We also sell merchandise via the internet at www.biglots.com. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com